Exhibit 16


September 23, 1998




Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 of the Form 8K of Drexel Burnham Lambert Real Estate Associates dated September 23, 1998.


                         Very truly yours,




                         /s/Pannell Kerr Forster, PC